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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90725) pertaining to the 1998 Stock Option Plan, 1999 Stock Option Plan, 1999 Non-Qualified Stock Option Plan, and 1999 Employee Stock Purchase Plan of CyberSource Corporation of our report dated January 17, 2000, with respect to the consolidated financial statements and schedule of CyberSource Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

   Our audit also included the financial statement schedule of CyberSource Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Jose, California
March 26, 2000